EXHIBIT 31.2

CERTIFICATION

I, David Lamadrid, certify that:

1. I have reviewed this annual report on Form 10-KSB/A of MedaSorb Technologies Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	By:	/s/ David Lamadrid
David Lamadrid,
Chief Financial Officer